EXHIBIT 4A

      FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


     This First Amendment to Amended and Restated Revolving Credit Agreement (this "Amendment") dated as of November 7, 1996 by and between Quality Dining, Inc., an Indiana corporation, GAGHC, Inc., a Delaware corporation, and BF Holding, Inc., a Delaware corporation, as Borrowers, the banks now or hereafter parties to the hereinafter defined Agreement (the "Banks") and Texas Commerce Bank National Association, in its capacity as Agent for the Banks, amends and restates the Amended and Restated Revolving Credit Agreement dated as of April 26, 1996 (said Revolving Credit Agreement, as amended hereby and as it may from time to time hereafter be amended, the "Agreement") by and between Quality Dining, Inc., an Indiana corporation, and GAGHC, Inc., a Delaware corporation, as Borrowers, the Banks and Texas Commerce Bank National Association, in its capacity as Agent for the Banks.

                                  WITNESSETH:

     WHEREAS, , pursuant to the Agreement, the Banks have agreed to make certain loans to the Borrowers, which loans are evidenced by certain promissory notes dated April 26, 1996 in the aggregate principal amount of $150,000,000 (the "Existing Notes");

     WHEREAS, the Borrowers, the Banks and the Agent desire to amend the Agreement in certain respects, including, among other things, to add BF Holding, Inc., a Delaware corporation ("BFH") as a Borrower under the Agreement; and

     WHEREAS, in order to evidence the addition of BF Holding, Inc. as a Borrower, the Borrowers, the Banks and the Agent will enter into this Amendment and the Borrowers will deliver to each of the Banks a First Amended and Restated Promissory Note dated the date hereof in a principal amount equal to the amount of such Bank's Commitment (individually, an "Amended Note" and collectively, the "Amended Notes"), in replacement for the Existing Notes.

     NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Defined Terms. Capitalized terms used herein and not otherwise defined
     -------------
herein shall have the meanings attributed to such terms in the Agreement.

2.   Amendments to Article I of Agreement.
     ------------------------------------

     2.1. The definition of "Board of Directors" in Article I of the Agreement is hereby amended in its entirety to read as follows:

          "Board of Directors" shall mean the Board of Directors of QDI, GAGHC,
           ------------------
     BFH or any Subsidiary Guarantor, as applicable.

     2.2. The definition of "Borrower" in Article I of the Agreement is hereby amended in its entirety to read as follows:

          "Borrower" shall mean each of QDI, GAGHC and BFH; and "Borrowers" shall mean QDI, GAGHC and BFH together.

     2.3. Article I of the Agreement is hereby amended by inserting immediately following the definition of "Base Rate Loan" a new definition of "BFH" to read as follows:

          "BFH" shall mean BF Holding, Inc., a Delaware corporation, and its
           ---
     successors and assigns, and any surviving, resulting or transferee corporation.

     2.4. Article I of the Agreement is hereby amended by inserting immediately following the definition of "Federal Funds Rate" a new definition of "FFP Guaranty" to read as follows:

          "FFP Guaranty" shall mean the guaranty by QDI of the obligations of
           ------------
     one or more franchisees of Bruegger's Corporation for the development of Bruegger's Bagel Bakeries and related commissaries in respect of loans to such franchisees pursuant to the Franchise Finance Program of QDI, provided
                                                                        --------
     that the aggregate principal amount of such loans at any time guaranteed by QDI shall not exceed $35,000,000.

     2.5. Article l of the Agreement is hereby amended by inserting immediately following the definition of "Fixed Charges" a new definition of "FOPP Investments" to read as follows:

     "FOPP Investments" shall mean Investments by BFH in the form of (i) senior
      -----------------
secured convertible loans (the "Convertible Loans") to entities ("Operating Partners") that will acquire and develop Bruegger's Bagel Bakeries under agreements with Bruegger's Corporation or its affiliates, which in each case (A) is in a principal amount not to exceed 400% of the cash equity investment in such Operating Partner, (B) bears interest at a rate equal to 1% above the Base Rate, payable monthly, (C) is convertible into equity interests in the Operating Partner at a conversion price per unit up to 125% of the price per unit paid by Bakery Capital Company, L.L.C. and management of the Operating Partner, and (D) is secured by substantially all of the assets of the Operating Partner and the equity interests in the Operating Partner (other than those held by Bakery Capital Company, L.L.C.), pursuant to and in accordance with the terms of the Financed Operating Partner Program of Bruegger's Corporation, (ii) equity interests in Operating Partners acquired by BFH pursuant to the conversion of Convertible Loans and/or the exercise of options issued in connection with the Convertible Loans, in each case at purchase price per unit up to 125% of the price per unit paid by Bakery Capital Company, L.L.C. and management of the Operating Partner, (iii) the purchase by Bruegger's Corporation or QDI of equity interests in an Operating Partner from Bakery Capital Company, L.L.C., in the event of the failure of such Operating Partner to redeem such equity interest pursuant to the operating agreement of such Operating Partner, at a purchase price not to exceed seven and one-half times operating store level cash flow of the Operating Partner, before general and administrative expenses and certain other adjustments as specified in such operating agreement and/or (iv) loans to or equity investments in one or more Operating Partners, other than any such Investment described in clauses (I) through (iii) above, provided that the aggregate amount (in the form of cash and other consideration) paid by BFH in respect of Investments pursuant to this clause (iv) shall not exceed $50,000,000.

     2.6. Article I of the Agreement is hereby amended by amending the definition of "Permitted Investments" by renumbering clause (viii) as clause (x) and by inserting after clause (vii) a new clause (viii) and a new clause (ix) to read as follows:

     (viii) loans to Bagel Acquisition Corp. in an aggregate principal amount outstanding at any time not to exceed $15,000,000, provided that for a period of not exceeding 180 consecutive calendar days the aggregate principal amount outstanding of such loans to Bagel Acquisition Corp. may exceed $15,000,000 so long as the aggregate principal amount outstanding of such loans does not at any time exceed $50,000,000; (ix) a loan to Mohold Inc. in the principal amount of $4,500,000

3.  Amendments to Article V of Agreement.
    -------------------------- ---------

     3.1. Section 5.12 is hereby amended by renumbering clause (ii) as clause
(iii) and inserting after "GAGHC" in the second line thereof a new subsection
(ii) to read as follows:
", (ii) BFH".

4.  Amendments to Article VI of Agreement.
    --------------------------- ----------

     4.1. Section 6.1 of the Agreement is hereby amended in its entirety and replaced with the following language:

          6.1. Consolidated Tangible Net Worth. QDI shall maintain as of the
               -------------------------------
     last day of each fiscal quarter a Consolidated Tangible Net Worth in an amount not less than $70,000,000, plus (i) for each of the fiscal quarters of QDI, commencing with the fiscal quarter ended October 27, 1996, (x) 50% of Consolidated Net Income of QDI for each fiscal quarter in which Consolidated Net Income is positive, and (y) zero, for each fiscal quarter in which Consolidated Net Income of QDI is zero or negative, plus (ii) the proceeds (net of all reasonable and appropriate commissions, fees and expenses) paid to or received by QDI in connection with the sale or other disposition of any shares of the stock of or other equity interests in QDI.

     4.2. Section 6.5 of the Agreement is hereby amended by deleting "and" at the end of clause (f), by renumbering clause (g) as clause (h), by replacing the reference to "clauses (a)-(f)" in the new clause (h) with a reference to "clauses (a)-(g)", and by inserting a new clause (g) to read as follows:

          (g) FFP Guaranties in an aggregate principal amount at any time outstanding not to exceed $35,000,000; and

     4.3. Section 6.7 of the Agreement is hereby amended by inserting at the end of clause (b) after "/1/or other equity interests therein, the following words: "(except for any such purchases, redemption's, retirements or other acquisitions payable solely in shares of common stock of QDI)".

     4.4. Section 6.11 of the Agreement is hereby amended (I) by inserting in the parenthetical appearing in the third and fourth lines of subsection (b) of said section after the word "GAGHC" the following words: "or BFH" and.(ii) by replacing in the last sentence of said section the word "GAGHC" with the following words: "each of GAGHC and BFH".

     4.5. Section 6.12 of the Agreement is hereby amended by inserting "(i)" before "Permitted Investments" in said section and by inserting after "Permitted Investments" the following words: "and (ii) any FOPP Investment, provided that
                                                                 --------
immediately after the consummation of the FOPP Investment and after giving effect thereto, no condition or event shall exist which constitutes a Default or an Event of Default.

5.   Amendment to Annex I and Annex II to Agreement.
     ----------------------------------------------

     5.1. Annex I and Annex II to the Agreement are each hereby deleted in their entirety and replaced with Annex I and Annex II, respectively, to this Amendment.

6.   Amendment to Exhibit A to Agreement.
     -----------------------------------

     6.1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A to this Amendment.

7.   Amendment to Exhibit B to Agreement.
     -----------------------------------

     7.1. Exhibit B to the Agreement is hereby deleted in its entirety and replaced with Exhibit B to this Amendment.

8.   Amendment to Exhibit E to Agreement.
     -----------------------------------

     8.1. The form of Assignment Agreement attached as Exhibit E to the Agreement is hereby amended by inserting after "GAGHC, Inc., a Delaware corporation" in the first paragraph thereof, the following words: "and BF Holding, Inc., a Delaware corporation."

9.   Representations and Warranties of the Company. In order to induce the
     --------------------------------- -----------
Banks and the Agent to enter into this Amendment, each of the Borrowers represents and warrants that:

     91. The execution and delivery by such Borrower of this Amendment and the Amended Notes have been duly authorized by proper corporate proceedings and this Amendment, the Amended Notes and the Agreement, as previously amended and as amended hereby, constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

     9.2. Neither the execution and delivery by such Borrower of this Amendment or the Amended Notes nor compliance with the provisions hereof or thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower or the articles of incorporation or by-laws of such Borrower or the provisions of any indenture, instrument or agreement to which such Borrower is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder.

     9.3. Such Borrower has not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action might have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of such Borrower.

     9.4. The representations and warranties set forth in Article IV of the Agreement, as amended hereby, are true and correct on the date hereof and after giving effect hereto, except that the representations and warranties set forth in Section 4.5 as to financial statements of QDI shall be deemed a reference to the audited and unaudited financial statements of QDI, as the case may be, most recently delivered to the Banks pursuant to Section 5.1.

     9.5. No Default or Event of Default and no Material Adverse Occurrence has occurred and is continuing.

10.  Effective Date. This Amendment shall become effective as of the date first
     --------------
above written upon receipt by the Agent of each of the following items:

          (a) Counterparts of this Amendment duly executed by each of the Borrowers and each of the Banks;

          (b) Duly executed Amended Notes, payable to the order of each of the Banks, substantially in the form of Exhibit A hereto, appropriately completed;

          (c) Reaffirmation of Subsidiary Guaranty, duly executed and delivered by each of the Wholly-Owned Subsidiaries of the Borrower (other than GAGHC and BFH);

          (d) Certificate of the Secretary or an Assistant Secretary of each of QDI and GAGHC, certifying that (i) there has been no amendment to the articles of incorporation or by-laws of such Borrower since April 26, 1996 and (ii) attached is a true and correct copy of the resolutions of such Borrower's Board of Directors authorizing the execution and delivery of this Amendment and the Amended Notes and any other documents or instruments executed and delivered in connection herewith and the performance of all the terms and provisions hereof;

          (e) Articles of Incorporation and all amendments thereto of BFH, certified as of a recent date by the Secretary of State of the state of its incorporation;

          (f) Good standing certificates of BFH, certified as of a recent date by the Secretary of State of the state of its incorporation and the Secretaries of the State of each other state in which BFH is qualified to do business;

          (g) Certificate of the Secretary of BFH, certifying that (i) there have been no changes to its Articles of Incorporation since the date of the certification by the Secretary of State, (ii) a correct and complete copy of its Bylaws, with all amendments thereto, is attached to the certificate and (iii) a correct and complete copy of the resolutions of its Board of Directors authorizing BFH to become a Borrower under the Agreement and the execution, delivery and performance of this Amendment and the Amended Notes and any other documents or instruments executed and delivered in connection herewith and the performance of all terms and provisions herewith and therewith are attached to the certificate, and such resolutions have not been subsequently modified or repealed, and (iv) there are no proceedings pending or contemplated as to the merger, consolidation, liquidation or dissolution of such entity

          (h) Incumbency Certificate, certified by the Secretary of each of the Borrowers;

          (i) Certificates of the Secretary or an Assistant Secretary of each Guarantor certifying that (i) there has been no amendment to the articles of incorporation or by-laws of such Guarantor since April 26, 1996 and (ii) attached is a true and correct copy of resolutions of such Guarantor's Board of Directors authorizing the execution and delivery of the Reaffirmation of Subsidiary Guaranty;

          (1) Incumbency Certificate of each Guarantor certified by the Secretary of such Guarantor;

          (k) Closing certificate executed by the president, senior vice president, chief financial officer or treasurer of QDI, certifying that the representations and warranties contained in the Agreement and each other Loan Document are true and accurate in all material respects and that no Default or Event of Default has occurred and is continuing;

          (I) Written opinion of counsel to each of the Borrowers and the Guarantors, in form and substance satisfactory to the Agent;

          (m) Payment by the Borrowers of all costs and expenses of the Agent's special counsel (including without limitation legal fees and expenses) incurred in connection with preparation and execution of this Amendment and incident to all proceedings in connection with transactions contemplated hereby and documents relating to this Amendment, the Amended Notes and the Agreement; and

          (n) Such other documents and instruments as the Agent shall reasonably request.

11.  Assumption by BFH. By executing this Amendment, BFH agrees to be bound by
     -----------------
all of the terms of and to undertake all of the obligations of a "Borrower" under the Agreement and the Amended Notes and agrees and confirms that it shall hereafter be a party to the Agreement and obligor on the Amended Notes and all references to a "Borrower" or the "Borrowers" in the Agreement and the Amended Notes shall include BFH. BFH hereby ratifies and confirms all previous action taken by or directions given by QDI and/or GAGHC under the Agreement.

12.  Ratification. The Agreement, as amended hereby, shall remain in full force
     ------------
and effect and is hereby ratified, approved and confirmed in all respects.

13.  References to Borrowers.  From and after the effective date, all references
     -------------------------
to "a Borrower", "each Borrower", "either "Borrower" each of the Borrowers" or "the Borrowers, or either of them" or words of like import shall be deemed to be a reference to each of QDI, GAGHC and BFH or any of them, as the context requires.

14.  References to Agreement. From and after the effective date hereof; (i) each
     -----------------------
reference in the Agreement to "this Agreement," "hereof;" or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as modified and amended by this Amendment, and (ii) each reference in the Agreement to "a Note" or "the Notes" and all references to the Notes in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to be a reference to an Amended Note or the Amended Notes, as the context requires.

15.  CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

16.  Execution in Counterparts. This Amendment may be executed in one or more
     -------------------------
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


              [The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, the Borrowers, the Banks and the Agent have executed this Amendment as of the date first above written.

                                   QUALITY DINING, INC.


                                   By:   /s/
                                      ------------------------------------
                                      John C. Firth
                                      Senior  Vice President


                                   GAGHC, INC.


                                   By:   /s/
                                      ------------------------------------
                                      David M. Findlay
                                      Vice President


                                   BF HOLDING, INC.


                                   By:   /s/
                                      ------------------------------------
                                      Patrick J. Barry
                                      President

                                   TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION, in its individual capacity and as Agent for the Banks


                                   By:   /s/
                                      ------------------------------------
                                   Name:__________________________________
                                   Title:_________________________________


                                   NBD BANK, N.A.


                                   By:   /s/
                                      ------------------------------------
                                   Name:__________________________________
                                   Title:_________________________________

                                   THE NORTHERN TRUST COMPANY


                                   By:   /s/
                                      ------------------------------------
                                   Name:__________________________________
                                   Title:_________________________________



                                   KEY BANK NATIONAL ASSOCIATION
                                   (Formerly, Society National Bank)


                                   By:   /s/
                                      ------------------------------------
                                   Name:__________________________________
                                   Title:_________________________________




                                   LASALLE NATIONAL BANK


                                   By:   /s/
                                      ------------------------------------
                                   Name:__________________________________
                                   Title:_________________________________


                                   NATIONSBANK, N.A. (SOUTH)


                                   By:   /s/
                                      ------------------------------------
                                   Name:__________________________________
                                   Title:_________________________________


                                   SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                   By:   /s/
                                      ------------------------------------
                                   Name:__________________________________
                                   Title:_________________________________

                                    ANNEX I

     LIST OF JURISDICTIONS IN WHICH THE BORROWERS ARE QUALIFIED TO DO BUSINESS:


QUALITY DINING, INC.     GAGHC, INC.          BF   HOLDING, INC.
--------------------     -----------          ------------------

     IN, MI, OH               DE                   DE, VT

                                    ANNEX II

     LIST OF SUBSIDIARIES, STATE OF INCORPORATION AND JURISDICTIONS QUALIFIED TO DO BUSINESS:

------------------------------------------------------------------------------------------------------------------
                                              JURISDICTIONS
                               STATE OF      QUALIFIED TO DO
        SUBSIDIARY           INCORPORATION       BUSINESS                            STOCK OWNERSHIP
------------------------------------------------------------------------------------------------------------------
Bravokilo, Inc.              Indiana        IN, MI                     Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Southwest Dining, Inc.       Indiana        IN, MI, OH                 Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Full Service Dining, Inc.    Indiana        IN, MI, OH                 Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Best Bagels, Inc.            Indiana        IN, MI, OH, PA, NJ         Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Grayling Corporation         Delaware       DE, PA, NJ                 Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Grady's American Grill       Indiana        AK, CO, FL,                Wholly Owned
 Restaurant Corporation                     GA, IL, LA,                Subsidiary of Borrower
                                            MI, MS, NM,
                                            NC, OH, OK,
                                            TN, TX, VA
------------------------------------------------------------------------------------------------------------------
Grady's American Grill, LP   Texas          TX                         General Partner - Grady's American
                                                                       Grill Restaurant Corporation 1%
                                                                       Limited Partner - GAGHC, Inc. 99%
------------------------------------------------------------------------------------------------------------------
Grady's, Inc.                Tennessee      TN, AL                     Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Grayling Management          Virginia       VA                         Wholly Owned
 Corporation                                                           Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Chili's of Mt. Laurel, Inc.  New Jersey     NJ                         Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Chili's of Christiana, Inc.  Delaware       DE                         Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
GAGHC, Inc.                  Delaware       DE                         Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
GAGLC, Inc.                  Texas          TX                         Wholly Owned
                                                                       Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Tri-State Construction       Indiana        IN, MI, OH, NJ, PA         Wholly Owned
 Co., Inc.                                                             Subsidiary of Borrower
------------------------------------------------------------------------------------------------------------------
Bruegger's Corporation       Delaware       IA, MA, MN, MO, NY, NC,    Wholly Owned
                                            PA, OH, TN, IL, RI, NH,    Subsidiary of
                                            KY, MD, ME, VT, CT         Borrower

------------------------------------------------------------------------------------------------------------------
Bruegger's Franchise         Delaware       VT                         Wholly Owned
 Corporation                                                           Subsidiary of
                                                                       Borrower
==================================================================================================================

                                   EXHIBIT A
                                   ---------


                                [Form of Note]

                     AMENDED AND RESTATED PROMISSORY NOTE


$______                                                        ______ 199
                                                                      ---
                                                      Chicago, Illinois

   FOR VALUE RECEIVED, QUALITY DINING, INC., an Indiana corporation ("QDI") GAGHC, INC., a Delaware corporation ("GAGHC"), and BF HOLDING, INC., a Delaware corporation (collectively together with their successors and assigns, the "Borrowers"), hereby promise, jointly and severally, to pay to ______________________ (the "Holder"), the principal sum of__________ DOLLARS
($______________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances (as defined in the hereinafter defined Credit Agreement) made by the Holder to the Borrowers, or any of them, under the Credit Agreement on the Termination Date (as defined in the Credit Agreement) and to pay interest on the unpaid principal amount of each Advance, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

   Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Agent (as defined in the Credit Agreement) to such domestic account as the Agent may designate. The date, amount and type of each Advance made by the Holder to the Borrowers, or any of them, and each payment made on account of the principal thereof; shall be recorded by the Holder on its hooks and, prior to any transfer of this Note, endorsed by the Holder on the schedule attached hereto or any continuation thereof; provided that the Holder's failure to make any such recordation or notation shall not affect the Obligations of the Borrowers hereunder or under the Credit Agreement.

   This Note is one of the Notes referred to in the Amended and Restated Revolving Credit Agreement (as amended by the First Amendment to Amended and
Restated Revolving Credit Agreement dated as of          , 1996 and as it may
hereafter be amended from time to time, the "Credit Agreements') dated as of April 26, 1996 by and between the Borrowers, the banks party thereto (the /1/'Banks") and Texas Commerce Bank National Association, as agent (the '/1/Agent"), which amends and restates the Revolving Credit Agreement dated as of April 26, 1996 by and between the Borrowers, the banks party thereto and Texas Commerce Bank National Association, as agent (the "Original Credit Agreement"). This Note amends and restates and is issued in substitution for a Promissory Note dated April 26, 1996 (the "Original Note") issued by QDI and GAGHC pursuant to the Credit Agreement and evidences Advances made thereunder. This Note does not constitute a novation of the obligations under the Original Note. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

   The Credit Agreement provides for the acceleration of the maturity of the Advances evidenced by this Note upon the occurrence of certain events and for prepayments of Advances upon the terms and conditions specified therein.

   This Note is secured by a Subsidiary Guaranty issued by certain Wholly-Owned. Subsidiaries of Quality Dining, Inc. in favor of the Agent for the benefit of the Banks and may now or hereafter be secured by one or more other guaranties, instruments or agreements of the Borrower or any other Person.

   The Borrowers hereby waive demand, presentment, protest and notice of nonpayment and protest.

   THIS NOTE SHALL BE GOVERNED BY. AND CONSTRUED IN ACCORDANCE WITH. THE
   ---- ---- ----- -- -------- --  --- --------- -- ---------- ----  ---
INTERNAL LAWS OF THE STATE OF ILLINOIS.
-------- ---- -- --- ----- -- --------


                                        QUALITY DINING, INC.


                                         By:
                                             Daniel B. Fitzpatrick President


                                      GAGHC, INC.,


                                         By:
                                             Daniel B. Fitzpatrick President

                                        BF HOLDING, INC.


                                         By:
                                             Daniel B. Fitzpatrick President

                          Schedule to Promissory Note

                                                                 Date
Date of             Amount              Type                 Principal of
Advance           of Advance         of Advance             Advance Repaid
---------------------------------------------------------------------------

                                   EXHIBITB
                                   --------

                              NOTICE OF BORROWING
                              ------ -- ---------


TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent
712 Main Street
Houston, Texas 77002-8059

Attention
                                                       (Date of Notice)
                                                                              19

Ladies and Gentlemen:


   The undersigned, [Quality Dining, Inc., an Indiana corporation] [GAGHC, Inc., a Delaware corporation][BF Holding, Inc., a Delaware corporation], refers to the Amended and Restated Revolving Credit Agreement, dated as of April 26, 1996, (said Amended and Restated Revolving Credit Agreement, as amended, modified or supplemented from time to time being the "Agreement") by and between Quality Dining, Inc., GAGHC, Inc. and BF Holding, Inc., as borrowers, the banks party thereto and Texas Commerce Bank National Association, as agent. The terms used herein shall have the meanings ascribed thereto in the Agreement. Pursuant to the terms of the Agreement the undersigned hereby requests an Advance under the Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance"):

   (i) The borrowing date (which shall be a Business Day) of the Proposed Advance is _________ 19

   (ii)   The aggregate amount of the Proposed Advance is $_____

   (iii)  The Proposed Advance is to be made as the following type(s) of Loan:

               (A)     $___________ Base Rate Loan; or
               ('3)    $_________ LIBOR Base Loan.

   (iv) If the Proposed Advance is to be made as a LIBOR Base Loan, the Interest Period applicable thereto is __ months.

   The undersigned confirms that the conditions precedent set forth in Article III of the Agreement are satisfied as of the date hereof

                                        [QUALITY DINING, INC]
                                        [GAGHC, INC.]
                                        [BF HOLDING, INC.]


                                             By:
                                             Its: